Combined Carve-out Financial Statements
of the Data Business
(a Carve-Out of PROPERTY DATA
HOLDINGS, LTD.)

Year ended December 31, 2013

INDEPENDENT AUDITORS’ REPORT

The Board of Directors of Property Data Holdings, Ltd.:

We have audited the accompanying combined financial statements of the Data Business (a carve-out of Property Data Holdings, Ltd.), which comprise the combined carve-out balance sheet as at December 31, 2013, the combined carve-out statements of operations and parent company investment and cash flows for the year then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Combined Carve-out Financial Statements

Management is responsible for the preparation and fair presentation of these combined carve-out financial statements in accordance with U.S. generally accepted accounting principles, and for such internal control as management determines is necessary to enable the preparation of combined carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined carve-out financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined carve-out financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined carve-out financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity’s preparation and fair presentation of the combined carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

In our opinion, the combined carve-out financial statements present fairly, in all material respects, the combined carve-out financial position of the Data Business (a carve-out of Property Data Holdings, Ltd.) as at December 31, 2013, and its combined carve-out results of operations and its combined carve-out cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Chartered Accountants
March 28, 2014
Vancouver,Canada

Combined Carve-Out Balance Sheet of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)

(US$ in thousands)
As of December 31, 2013

2013
Assets

Current assets:
Trade and other accounts receivable	$5,440
Deferred tax assets, current (Note 9)	705
Prepaid expenses	1,973
8,118

Property, plant and equipment, net (Note 5)	3,792
Intangible assets, net (Note 6)	220,547
Goodwill (Note 6)	264,155
Other long-term assets	2
Deferred tax assets (Note 9)	120
Investments (Note 4)	17,535
$514,269

Liabilities and Parent Company Investment

Current liabilities:
Accounts payable and accrued liabilities	$8,940
Income taxes payable (Note 9)	1,473
Deferred revenues	23,064
33,477

Deferred revenues	2,489
35,966

Parent company investment	478,303

$514,269

Commitments and contingencies (Note 10)

See accompanying notes to the combined carve-out financial statements.

Combined Carve-Out Statements of Operations and Parent Company Investment of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)

(US$ in thousands)
For the year ended December 31, 2013

2013

Revenues	$121,315

Cost of sales	48,025
Research and development	3,366
Marketing	10,008
General and administration	19,410
Depreciation and amortization (Notes 5 and 6)	34,766
115,575

Income before other items	5,740

Other expense	(130)
Net loss in equity investment (Note 12)	(2,354)
Net income before income taxes	3,256

Income tax expense (Note 9)	(808)

Net income for the period	2,448

Movements in parent company investment, net	(35,505)

Parent company investment, beginning of period	511,360

Parent company investment, end of period	$478,303

See accompanying notes to the combined carve-out financial statements.

Combined Carve-Out Statements of Cash Flows of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)

(US$ in thousands)
For the year ended December 31, 2013

2013

Cash flows provided by (used in):

Operating activities:
Net income for the period	$2,448
Items not affecting cash:
Depreciation of property, plant and equipment	2,242
Amortization of intangible assets	32,524
Foreign exchange loss	1,152
Net loss in equity investment	2,354
Deferred income taxes (Note 9)	415

Changes in operating working capital, net of acquisition and sale:
Trade and other accounts receivable	1,755
Prepaid expenses	248
Other long-term assets	102
Income taxes payable	89
Accounts payable and accrued liabilities	972
Deferred revenue	(136)
Net cash generated from operations	44,165

Investing activities:
Purchase of property, plant and equipment	(1,532)
Purchase/development of intangible assets	(7,128)
(8,660)

Financing activities:
Movements in parent company investment, net	(35,505)
(35,505)

Change in cash and cash equivalents	—

Cash and cash equivalents, at beginning of period and end of period	$—

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$138

See accompanying notes to the combined carve-out financial statements

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

1.     Business description and nature of operations
On June 30, 2013, Property Data Holdings, Ltd. (“PDH”) entered into a definitive agreement to sell its interest in certain of its businesses (“Data Business”) to CoreLogic, Inc. (“CoreLogic”). The transaction closed on March 25, 2014. The Data Business includes the following component businesses of PDH:
•Marshall & Swift/Boeckh LLC (“MSB”) Marshall & Swift/Boeckh (Canada) Ltd (“MSB Canada”) and their parent company DIIG (U.S.) I, Inc.
•DataQuick Information Systems, Inc. (“DQIS”) and its parent company New DIIG (U.S.) III Inc. and indirect parent company DIIG (U.S.) III, LLC.
•Flood, Credit and AVM business lines within DataQuick Lending Solutions, Inc. (“DQLS”)
•Minority interest in Symbility Solutions, Inc. (held in DIIG (U.S.) III), LLC
•Intangible assets and goodwill (IP Assets) held at DIIG S.a.r.l. related to the businesses identified above
The combined carve-out financial statements of the Data Business present the historical position, results of operations, changes in parent company investment and cash flows on a carve-out basis in connection with the pending sale to CoreLogic. The carve-out financial statements have been derived from the accounting records of PDH on a carve-out basis.
On January 4, 2011, PDH acquired the Property Information Business, which included the Data Business, from MacDonald Dettwiler and Associates Ltd (“MDA”). The Property Information Business subsequently has operated under the name Decision Insight Information Group (“DIIG”).
The acquisition by PDH was accounted for as a business combination by determining the fair value of acquired assets and liabilities at the acquisition date using generally accepted valuation techniques. The assets and liabilities acquired were allocated to the Data Business based on the relative fair value attributable to the Data Business.
The Data Business provides information solutions that capture and process large amounts of data, produce essential information and improve the business and operational performance of its clients. In particular, the Data Business provides property insurers with information solutions to rapidly and effectively determine and price insurance coverage as well as analytic tools to optimize the value of their insurance offerings. In addition, the Data Business provides information-based products to the financial services industry to support timely property valuations and transactions.
2.     Basis of presentation and methods of allocation
The combined carve-out financial statements of the Data Business have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). The combined carve-out financial statements do not purport to reflect the financial position or the results of operations had the Data Business been operated on a stand-alone basis during the periods presented. The combined carve-out financial statements are presented

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

2.     Basis of presentation and methods of allocation (continued)
in United States dollars and reflect all assets, liabilities, revenues and expenses that are identifiable and related to the Data Business.
The operating businesses within DIIG share certain common overhead structure. Certain corporate assets, liabilities and expenses have been allocated to the Data Business for the periods presented. Certain assets, liabilities and expenses that do not relate to the Data Business’ cost of doing business have not been allocated, including the expenses incurred by DIIG related to the sale of its interest in the Data Business. The allocations to the Data Business are based on various assumptions and estimates as described below. Management believes the methodology applied to the allocation is reasonable.
The basis of allocation of certain assets, liabilities and expenses is described below:

(a)	DIIG corporate expenses:
Certain headquarters and administrative services provided by DIIG to its component operating businesses are charged directly to the component businesses. Other such general and administrative costs of DIIG for accounting, legal, human resources, information technology, senior management and other costs are not directly charged to the component businesses but rather remain at the parent company, or DIIG. For purposes of these carve-out financial statements, these DIIG corporate costs have been allocated to the Data Business using a survey-based estimate of time spent by various departments on the Data Business.
These costs allocated are not necessarily the costs that would have been incurred by the Data Business had the functions been performed as a standalone entity, nor are they indicative of costs that will be incurred in the future.

(b)	Debt and interest expense:
All third party debt is held by DIIG. The cash flows of the DIIG operating businesses, including the Data Business, are used to service the debt held by DIIG. Debt and related interest expense is recorded at DIIG. Third party debt, related interest expense and all other debt-related balances have not been allocated to the Data Business in the combined carve-out financial statements.

(c)	DIIG corporate assets and liabilities:
Certain assets and liabilities are reflected at the parent company, or DIIG, level. These balances have been allocated to the Data Business based on the underlying nature of each account. To the extent these balances relate to DIIG corporate expenses, they have been allocated using the same methodology used to allocate corporate expenses.

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

2.     Basis of presentation and methods of allocation (continued)

(d)	Allocations of assets, liabilities and expenses for the Flood, Credit and AVM businesses of DQLS:
The majority of costs for the Flood, Credit and AVM businesses are directly charged to these lines of business. There are certain overhead costs, such as accounting, human resources and others that are recorded at the DQLS level and not charged directly to these product lines. These costs have been allocated to the Data
Business in the carve-out financial statements based on the specific cost driver, such as estimates of time/resources spent by product, revenue or other appropriate basis determined by management.
Assets and liabilities recorded by DQLS that are directly related to the Flood, Credit and AVM businesses are included in the carve-out financial statements. Other assets and liabilities recorded by DQLS that are indirectly related to these businesses have been allocated to the Data Business. Each asset and liability has been assigned to the revenue or expense category that is most consistent with the nature of each balance. The methodology used to allocate the relevant revenue or expense category has been applied to the related balance sheet amount and the resulting amount has been included in the carve-out financial statements.

(e)	Income taxes:
Income tax expense and future tax assets and liabilities in the combined carve-out financial statements have been calculated by applying the separate-return method based on the results of the Data Business as if it were a separate taxpayer and by applying the tax laws of the respective jurisdictions in which the entity operates.
3.    Significant accounting policies
(a)Principles of combination:
These combined carve-out financial statements present the financial position, statement of operations, parent company investment and cash flows of the Data Business. All significant balances and transactions between entities in the Data Business have been eliminated for the combined carve-out financial statements.
All significant balances between DIIG (excluding the Data Business) and the Data Business are included in parent company investment in the combined carve-out balances sheets. Parent company investment includes DIIG’s equity investment in the Data Business.
(b)Use of estimates and risk management:
The preparation of combined carve-out financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Significant areas requiring the use of estimates relate to estimates of loss contingencies, deferred income taxes, valuation of goodwill and intangibles, determination of purchase price allocation in a business combination and allocation of corporate expenses, assets and liabilities. Actual results could differ from those estimates.

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

3.    Significant accounting policies (continued)
(c)    Allowance for doubtful accounts:
The Data Business maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable. The collectability of its accounts receivable is based on a combination of factors. If the Data Business becomes aware of a customer’s inability to meet its financial obligations, an allowance is recorded to reduce the net receivable to the amount believed to be collectable from the customer. For all other customers, the Data Business considers historical experience, the age of the outstanding balance, credit quality of the customer, current economic conditions, and other factors that may affect a customer’s ability to pay.
(d)    Revenue recognition:
Revenue is measured at the fair value of consideration received or receivable, net of discounts and after eliminating intercompany sales.
Revenue from the sale of information products is recognized upon transfer of risk and rewards to the customer, which is generally on shipment or delivery. Revenue from subscription services or information updates is recognized ratably over the contract period. For information products where an operating company is the principal obligor, assumes credit risk, compiles and formats the source data, processes customer orders, delivers the product and collects the sale proceeds, the operating company recognizes revenues on the gross sales amounts. In such cases, the amounts paid to data suppliers or service providers are recorded in direct costs.
When revenue arrangements have separately identifiable components, the consideration received is allocated to each identifiable component based on the estimated selling price of each component and the applicable revenue recognition criteria are applied to each of the components. The Data Business recognizes revenue net of any taxes collected from customers and subsequently remitted to governmental authorities.
(e)    Property, plant and equipment:
Property, plant and equipment are initially recorded at cost and are subsequently amortized over the following periods:

Asset	Estimated useful life

Computer equipment	3 to 5 years
Equipment	3 to 5 years
Furniture and fixtures	3 to 5 years
Leasehold improvements	Lesser of useful life or lease term
Buildings	31.5 to 33 years

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

3.    Significant accounting policies (continued)
(f)Income taxes:
Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in recognition or measurement are reflected in the period in which change in judgment occurs.
It is the Data Business’s policy to recognize interest and penalties within the income tax expense line in the consolidated statement of operations. Accrued interest and penalties are included within the related tax liability line in the consolidated balance sheet. There were no material interest or penalties recorded for the year ended December 31, 2013.
(g)    Intangible assets:
Costs to support or service software are expensed as incurred. Development costs of software to be sold, leased, otherwise marketed, or used internally are subject to capitalization once a project has progressed beyond a conceptual, preliminary stage to that of application development. Development costs that are directly attributable to the design and testing of identifiable and unique software products controlled by the Data Business are recognized as intangible assets when all of the following criteria are met:
•It is technically feasible to complete the software product.
•Management intends to complete the software product and use or sell it.
•There is an ability to use or sell the software product.
•It can be demonstrated how the software product will generate probable future economic benefits.

•	Adequate technical, financial and other resources to complete the development and to use or sell the software product are available.
•The expenditure attributable to the software product during its development can be reliably measured.
Both internal and external costs qualify for capitalization; however the costs must be directly related to the specific project. The capitalized amounts, net of accumulated amortization, are included in “Intangible assets, net” in the statement of financial position. Amortization expense is included in the income statement under depreciation and amortization.
Intangible assets acquired, either individually or with a group of other assets, are initially recognized and measured at fair value. The operating companies internally assess, or when appropriate, use independent third party specialists to identify fair values and estimated useful lives for intangible assets acquired in business

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

3.    Significant accounting policies (continued)
(g)    Intangible assets (continued):
combinations. Intangible assets have been allocated to the combined carve-out financial statements based on the relative fair value attributable to the Data Business.
Intangible assets with limited useful lives are being amortized on a straight-line basis over their estimated useful lives. Intangible assets that have indefinite useful lives are not subject to amortization, but are tested     for impairment at least annually. The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized in income for the excess.
Intangible assets with useful lives are amortized over the following periods:

Asset	Estimated useful life

Software, database and other technology	5 - 10 years
Contracts and customers	2 to 12 years
Trademarks	Indefinite life - not amortized
The amortization methods and estimated useful lives of definite-lived intangible assets are reviewed annually. Impairment tests are conducted when circumstances indicates that the asset might be impaired.
(h)     Goodwill:
Goodwill is the residual amount that results when the purchase price of an acquired business exceeds the aggregate of the fair values allocated to the identifiable assets acquired less liabilities assumed. Goodwill is allocated as of the date of the business combination to the Data Business’s reporting units that are expected to benefit from the synergies of the business combination.
Goodwill is not amortized but is tested for impairment at least annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Data Business’s impairment evaluation was performed at a measurement date of December 31st. The impairment test is carried out in two steps. In the first step, the carrying amount of goodwill in the reporting unit is compared with its fair value. When the fair value of goodwill in a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of the impairment test is unnecessary.
The second step is carried out if the carrying amount of goodwill in a reporting unit exceeds its fair value, in which case the fair value of the reporting unit’s goodwill is compared with its carrying amount to measure the amount of the impairment loss. The fair value of the reporting unit’s goodwill is determined in the same manner as the value of the goodwill is determined in a business combination. When the carrying amount of a reporting

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

3.     Significant accounting policies (continued)
unit’s goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of operations.
(i)    Research and development:
Research and development costs are expensed in the period incurred.
(j)    Long term investments:
The Data Business follows the equity method in accounting for its investments in equity securities if its investment gives it the ability to exercise significant influence over operating and financial policies of the investee. The Data Business includes its proportionate share of earnings and/or losses of its equity method investees in equity income (loss) in the consolidated statement of operations. The carrying value of the Data Business’ equity investments is reported in investments in the consolidated balance sheet.
(k)    Financial instruments:
Fair value measurements of financial instruments are determined by using a fair value hierarchy that prioritizes the inputs to valuation techniques into three levels according to the relative reliability of the inputs used to estimate the fair values.
The three levels of inputs used to measure fair value are as follows:

•	Level 1	-	Unadjusted quoted prices in active markets for identical financial instruments;
•	Level 2	-	Inputs other than quoted prices that are observable for the financial instrument either directly or indirectly; and
•	Level 3	-	Unadjusted quoted prices in active markets for identical financial instruments;
In determining fair value measurements, we use the most observable inputs when available. The fair value hierarchy level at which a financial instrument is categorized is determined on the basis of the lowest level input that is significant to the fair value measurement.
(l)    Trade accounts receivable:
Trade accounts receivable are recorded at invoiced amounts, net of an adjustment for deferred amounts invoiced but not yet earned or collected. The Data Business maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivables. The collectability of the Data Business’s accounts receivables is based on a combination of factors. If the Data Business becomes aware of a customer’s inability to meet its financial obligations, an allowance is recorded to reduce the net receivable to the amount believed to be collectable from the customer. For all other customers, the Data Business recognizes an allowance for doubtful accounts based on the length of time the receivables are past due, the current business environment and the Data Business’s historical experience. The balance of trade receivables at December 31, 2013 is net of an allowance of $0.5 million.

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

3.     Significant accounting policies (continued)
(m)    New accounting policies:
There were no new pronouncements issued by the Financial Accounting Standards Board (“FASB”) that impacted the company’s consolidated financial results for the year.
(n)    Future changes in accounting policies:
There were no new pronouncements issued by the FASB that may materially impact the company’s consolidated financial statements for future periods.
4.     Sale of US Claims business
On January 25, 2012, MSB, an operating company within the Data Business, signed a definitive agreement to sell the Claims Business to Automated Benefits Corp (“ABC”) in exchange for 52 million common shares in ABC. As part of the transaction, MSB agreed to purchase an additional 7 million shares of ABC for $1.9 million. The transaction was approved by ABC shareholders on March 27, 2012 and the transaction closed on April 10, 2012. ABC was subsequently renamed to Symbility Solutions, Inc.

The shares in ABC have been recorded as a long-term investment. In addition, MSB purchased an additional $1.1 million of shares in ABC on June 14, 2012.

MSB allocated the purchase price of its investment in ABC to its proportionate share in the assets and liabilities of ABC at the time it acquired its investment. As a result, the Data Business estimated a fair value of implied goodwill of $12 million and implied intangible assets of $9.3 million. In accordance with GAAP, the implied goodwill

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

4.     Sale of US Claims business (continued)
and intangible assets are included in the equity investment. The implied intangible asset is amortized over its estimated useful life of 8 years and the resulting amortization expense is recognized as an offset to net earnings of equity investment.

At December 31, 2013, MSB owned approximately 30% of the outstanding shares of ABC. Based on the trading price of the common shares as of the reporting date, the value of the Data Business’ investment was $24.8 million at December 31, 2013.

The summarized financial information of ABC (100% basis in Canadian dollars) is as follows as at and for the year ended December 31:

2013

Current assets	$17,117
Non-current assets	16,496
Current liabilities	6,787
Non-current liabilities	350
Net assets at 100%	$26,476

Revenues	21,894
Gross profit	17,670
Net income (loss) at 100%	$(4,687)

5.    Capital assets
Amounts reported as property plant and equipment, net on the consolidated balance sheet are made up of the following:

December 31, 2013	Cost	Accumulated depreciation	Net book value

Computer equipment	$6,898	$(3,933)	$2,965
Equipment	237	(96)	141
Furniture and fixtures	526	(433)	93
Leasehold improvements	797	(316)	481
Buildings	230	(118)	112

	$8,688	$(4,896)	$3,792

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

6.    Goodwill and intangible assets
(a)    The changes in the carrying amount of goodwill are as follows:

Balance at January 1, 2013	$265,307
Foreign exchange adjustments	(1,152)
Balance at December 31, 2013	$264,155

(b)    Intangible assets at December 31, 2013 are as follows:

2013	Cost	Accumulated depreciation and impairment	Net book value

Finite life intangibles assets:
Software, customer relationships, contracts, copyrights and database	275,969	(101,397)	174,572

Indefinite life intangible assets:
Trademarks	45,975	—	45,975

	$321,944	$(101,397)	$220,547

(b) The changes in the carry amounts of intangible assets are as follows:

Balance at January 1, 2013	245,943
Amortization	(32,524)
Additions	7,128
Balance at December 31, 2013	$220,547

(d)    Future estimated aggregate amortization expense for each of the five years ending December 31:

Total	2014	2015	2016	2017	2018
$124,195	$32,547	$32,547	$32,386	$13,503	$13,212

(e) The Data Business has assessed goodwill and intangible assets for impairment using a measurement date of December 31, 2013. For intangible assets with a definite life, the recoverability of these assets was assessed by comparing the carrying value of these assets to the estimated future cash flows on an undiscounted basis.

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

6.    Goodwill and intangible assets (continued)

The result of this analysis indicated no impairment. For goodwill and intangible assets with an indefinite life, the impairment analysis consisted of comparing the estimated fair value to the carrying value of the asset or reporting unit. Fair values are determined primarily by discounting projected future cash flows based on management’s best estimates of the current and future operating environment. The rates used to discount projected future cash flows reflect a weighted average cost of capital based on the Data Business’s industry, capital structure and risk premiums, adjusted for specific risk premiums of each reporting unit. The result of this analysis indicated no impairment of goodwill of the Data Business.
7.     Defined contribution plan:
Employees of the Data Business participate in the qualified 401(k) Savings and Investment Plan (the “401(k) Plan”) of DIIG whereby employees may contribute up to 75% of their pre-tax compensation, up to the Federal annual limits. The plan also includes a discretionary company contribution which is determined by DIIG on an annual basis. During the year ended December 31, 2013, approximately $0.7 million was contributed on behalf of employees of the Data Business.
8.     Partnership Interests
Officers and senior management of the Data Business (“Executives”) have been offered the opportunity to participate in the growth of these companies through the purchase and issuance of partnership interests (Class A units) and issuance of profits interests (Class P units) in Property Data Holdings, L.P. (the “Partnership”), the indirect parent company of the Data Business. Management incentive plans (together, the “Plan”) have been established to align the incentives of Plan members with those of the Partnership and its investors. These equity interests represent an indirect ownership interest in Property Data Holdings Ltd. and consequently the Data Business.

(i)	Class A and Class A2:
As of December 31, 2013, a total of 664,615 Class A units in the Partnership have been purchased by Executives of the Data Business. Restricted Class A shares are subject to certain vesting requirements which include continued service to the Data Business. As of December 31, 2013, a total of 184,206 Restricted A units have been granted to Executives of the Data Business; none of these units were vested at that date.
In addition to Class A units, Class A2 units were issued to certain Executives that were Class A unit holders on May 31, 2012. One A2 unit was granted for every two A units originally purchased. A2 units entitle the holder to participate in partnership distributions up to a maximum value of $0.65 per unit. A2 units become fully vested on May 31, 2015. During 2013, the company has not issued or cancelled any A2 units. As

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

8.     Partnership Interests (continued)
of December 31, 2013, there were 240,000 class A2 units outstanding with Executives of the Data Business with none of these units vested.

(ii)	Class P1 and P2:
Class P units represent profit interests in the Partnership and entitle holders to participate in future Partnership profits. The Class P units granted under the Plan are subject to certain vesting requirements and transfer restrictions. P units are comprised of three classes of units, P1-T1, P1-T2, and P2 units. Each class participates in future profits at different levels, depending on the value of the company at the time of exit.
On May 31, 2012, the P1 units were amended or reissued with new terms that maintain management’s opportunity to benefit from future profits of the partnership in light of recent changes to business composition and capital structure. As of December 31, 2013, there were a total of 13,955,000 Class P units outstanding with Executives of the Data Business of which 2,415,025 were vested.

(iii)	Total share-based compensation expense:
Eventual payment of the Restricted A units and the Class P units under the Plan are subject to the occurrence of certain liquidity events. Management determined that if the liquidity events had occurred as of December 31, 2013, a cumulative catch-up stock compensation expense adjustment equal to the number of vested units held by the Data Business times the fair value of these units, or $2.1 million, would have been recorded.
9.    Income taxes
(a) The combined carve-out financial statements include income tax balances that were calculated based on the assumption that the tax treatment of each separate legal entity is the same as the tax treatment currently applied by PDH for such entity, including the Data Business’ foreign subsidiaries DIIG S.a.r.l., and MSB Canada. State taxes have been calculated based on the state tax rates in effect for 2013.
DQLS currently files a U.S. consolidated tax return with its parent company, Decision Insight Information Group (U.S.) II, Inc. (“DIIG II”). The consolidated balance sheet includes only a portion of the DQLS legal entity; and therefore the portion of the DQLS business included in the carve-out was treated as a separate tax filer for purposes of these financial statements. The DIIG II consolidated group has generated net operating loss carryforwards in prior years; however, they have not been recognized in the combined carve-out balance sheet contained herein as they are considered an asset of DIIG II.
(b) For financial reporting purposes, net income before income taxes is recorded in the following jurisdictions:

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

9.    Income taxes (continued)

2013

United States	$8,899
Foreign	(5,642)
3,257
Income tax expense for the year ended December 31, 2013 is as follows:

2013

Current tax expense:
Federal	$176
State	210
Foreign	6
392
Deferred tax expense (benefit):
Federal	491
State	45
Foreign	(120)
416

Income tax expense	$808

(c)	The net deferred tax assets (liabilities) in the combined carve-out balance sheet as of December 31, 2013 include the following:

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

9.    Income taxes (continued)

2013

Deferred tax assets:
Current	$1,289
Non-current	31,518
32,807
Deferred tax liabilities:
Current	—
Non-current	(30,847)
(30,847)

Valuation allowance	(1,135)

Net deferred tax assets	825
Less: deferred tax assets (liabilities), current	(705)
Deferred tax assets, non-current	$120

The significant components of the Data Business’ net deferred tax asset are property, plant and equipment, intangibles, general accruals and net operating losses.

(d)	The provision for income tax differs from that computed at the federal statutory rate of 35% for the year ended December 31, 2013 as follows:

2013

Tax at federal statutory rate	$1,140
State income taxes	181
Effect of rates different than statutory	1,683
Permanent differences	470
Valuation allowance	(2,634)
Other	(32)

Income tax expense	$808
(e) At December 31, 2013, the Data Business had gross net operating loss carry-forwards of $65.9 million and $72.9 million related to its U.S. federal and foreign tax filings, respectively. U.S. federal net operating losses expire from 2027 to 2032, and foreign net operating losses can be carried forward indefinitely. As a result of the January 4, 2011 MDA acquisition, an ownership change occurred under Internal Revenue Code section

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

9.    Income taxes (continued)
382, which limits our ability to use $45.7 million of the pre-acquisition U.S. net operating loss carry forwards to reduce future taxable income.
The recognition of deferred tax assets is based on management’s belief that it is more likely than not that the tax benefits associated with temporary differences and net operating loss carry-forwards will be utilized. The Data Business assesses the recoverability of the deferred tax assets on an ongoing basis. In making this assessment, the Data Business considers all positive and negative evidence, and all potential sources of taxable income including scheduled reversals of deferred tax liabilities, tax-planning strategies, projected future taxable income and recent financial performance.
The Data Business has established a full valuation allowance for its net deferred tax assets at DIIG (U.S.) I, Inc. and DIIG (U.S.) III, Inc. Management has determined that, based on its operating losses incurred since inception of these companies, a valuation allowance was warranted.
As of December 31, 2013, the Data Business has uncertain tax positions resulting in unrecognized tax benefits of $1.93 million. The Data Business does not anticipate that the total amount of unrecognized tax benefits will significantly change during the next 12 months. The Data Business’ policy is to recognize accrued interest related to unrecognized tax benefits in interest expense, and to recognize tax penalties in operating expense. As of December 31, 2013, the Data Business made no provision for interest or penalties related to uncertain positions.
Various federal, state, and foreign income tax returns are open for audit under statute for 2007 through 2012. The Data Business has an indemnification from MDA for taxes relating to all tax periods ending on or before the January 4, 2011 acquisition date.

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

10.     Contingencies and commitments:

(a)
The Data Business leases facilities and equipment under operating leases, and licenses certain information under license agreements. As of December 31, 2013, the Data Business is committed for the following minimum annual amounts related to these commitments:

2013

2014	$8,998
2015	8,394
2016	8,162
2017	5,165
2018	800
2019 and thereafter	707

Total	$32,226

During the period ended December 31, 2013, the Data Business recognized $2 million of lease expense under its operating leases.
During the period ended December 31, 2013, the Data Business received $0.1 million of sublease income.

(b)
In the normal course of business, the Data Business is exposed to various potential claims against the Data Business. The Data Business records litigation accruals for legal matters which are both probable and estimable. For legal proceedings for which there is a reasonable possibility of loss (meaning those losses for which the likelihood is more than remote but less than probable), the Data Business has determined that there is no material exposure on an aggregate basis.

Combined Carve-out Financial Statements of the Data Business
(A Carve-out of Property Data Holdings, Ltd.)
Notes to Combined Carve-Out Financial Statements
(Tabular amounts US$ in thousands)
Year ended December 31, 2013

11.     Financial instruments and fair value disclosures
The Data Business’s financial instruments consist of trade and other accounts receivable, accounts payable and accrued liabilities. The fair values of trade and other accounts receivable, accounts payable and accrued liabilities approximate carrying values because of their short-term nature.
The Data Business’s financial instruments are exposed to certain financial risks, including credit risk and market risk.
(a)    Liquidity risk:
The Data Business’s liquidity risk is the risk it may not be able to meet its contractual obligations and financial liabilities as they come due. The Data Business’ short-term cash requirements are primarily to fund working capital, with medium term requirements to invest in software development.
(b)     Credit risk:
The Data Business is exposed to credit risk through its trade and other accounts receivable. The carrying amount of the financial assets represents the maximum credit exposure. The Data Business’ credit exposure relates to a diverse group of North American insurance industry and financial institution customers across multiple geographic regions which mitigates the concentration of credit risk.
(c)     Market risk:
Market risk is the risk that changes in market prices, such as foreign currency exchange rates and interest rates will affect the Data Business’s income or the value of the financial instruments held. This risk is nominal for the Data Business.
12.     Related party transactions
During the year ended December, 2013, a management fee was paid to TPG Capital, majority shareholder in PDH, for management oversight and services provided to all of the DIIG companies. Approximately $1.0 million of this fee is reflected in the carve-out financial statements of the Data Business for the year ended December 31, 2013. TPG Capital owns numerous companies, some of which may conduct business with the Data Business. Any such transactions are conducted using fair market value terms equivalent to arm’s-length transactions. In addition, during the year ending December 31, 2013, the Data Business earned approximately $2.4 million, from ABC, in which the Data Business has a minority equity ownership position (Note 4), for the transition services and data maintenance fees. Management is not aware of any other related party transactions that are material to the financial statements.
13.     Subsequent events
The Data Business has evaluated for disclosure subsequent events that have occurred up to March 28, 2014, the date of issuance of these financial statements.